Exhibit 99.1

David C. Shobe
Direct Dial: (813) 222-1123
Direct Fax: (813) 228-9401
E-Mail: dshobe@fowlerwhite.com

February 3, 2005

VIA FEDERAL EXPRESS

Mr. Thomas Choe

Listing Qualifications Department

The Nasdaq Stock Market, Inc.

9800 Blackwell Road

Rockville, Maryland 20850

Re:	Alico, Inc.
Our File No.: 172-8473

Dear Choe:

Pursuant to Market Place Rule 4350(m), on behalf of Alico, Inc. (the “Company”), we hereby notify you that as a result of the resignation of five of the directors of the Board of Alico, the Company no longer has any board members who are able to meet the Audit Committee independence requirements. The Company’s Nomination and Compensation Committees only have one member meeting the Independence Requirement for those committees of the Board. Attached please find a copy of the Form 8-K which was filed with the SEC last night, including a copy of the press release that was issued yesterday in connection with the resignation. Nasdaq Editorial Department received advance notice of this press release.

The remaining members of the Board are currently working diligently to identify replacement directors meeting the Independence Requirements for these Committees. They hope to have this completed within 60 days. We will keep you informed of their progress.

If you have any further questions at this time, please do not hesitate to contact the undersigned.

Very truly yours,

/s/ David C. Shobe
David C Shobe

DCS/kcr

Attachment

cc:	John Alexander
W. Bernard Lester

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